AGREEMENT AND PLAN OF Reorganization and liquidation

THIS AGREEMENT AND PLAN OF Reorganization and liquidation (the “Agreement”) is dated this 9th day of December, 2020, by American Funds College Target Date Series, a Delaware statutory trust (“AFCTD”), on behalf of two of its series: American Funds College 2021 Fund (the “Acquired Fund”) and American Funds College Enrollment Fund (the “Acquiring Fund”).

W I T N E S S E T H:

WHEREAS, each of the Acquired Fund and the Acquiring Fund is a series of AFCTD, an open-end registered investment company;

WHEREAS, the parties hereto desire to provide for the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for shares of beneficial interest (“Shares”) of the Acquiring Fund and the assumption of all of the liabilities of the Acquired Fund, and for the distribution of such Shares immediately thereafter by the Acquired Fund pro rata to its shareholders in complete liquidation of the Acquired Fund and complete cancellation of the shares of the Acquired Fund (the “Reorganization”); and

Whereas, the Reorganization is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.       The parties hereto hereby adopt this Agreement as a plan of reorganization with respect to the Reorganization within the meaning of Section 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g).

The share transfer books of the Acquired Fund shall be permanently closed on or before the Closing Date (as hereinafter defined) and only redemption requests made by shareholders of the Acquired Fund pursuant to Section 22(e) of the Investment Company of 1940, as amended (the “1940 Act”) received in proper form on or prior to the close of business on such date shall be fulfilled by the Acquired Fund. Redemption requests received by the Acquired Fund on or after the Closing Date from the holder of any class of shares of the Acquired Fund shall be treated as requests for the redemption of the same class of Shares of the Acquiring Fund to be distributed to the shareholder of such shares as provided in Section 5. Nothing contained herein shall be construed to prevent the Acquired Fund from closing the Acquired Fund to new investments at an earlier date, as determined by the Acquired Fund.

2.       On the Closing Date, all of the assets of the Acquired Fund on that date shall be delivered to the Acquiring Fund and all of the liabilities of the Acquired

Fund shall be assumed by the Acquiring Fund; and the number of Shares of each class of the Acquiring Fund having an aggregate value equal to the aggregate value of the net assets of the same class of Shares of the Acquired Fund shall be transferred and delivered to the Acquired Fund.

3.       The net asset value of Shares of the Acquiring Fund and the value of the net assets of the Acquired Fund to be transferred shall in each case be determined as of the close of business of the New York Stock Exchange on the Closing Date. The computation of the net asset value of the Shares of the Acquiring Fund shall be done in the manner used by the Acquiring Fund in the computation of such net asset value per share as set forth in its prospectus. The methods used by the Acquiring Fund in such computation shall be applied to the valuation of the assets of the Acquired Fund to be transferred to the Acquiring Fund.

4.       The closing of the Reorganization shall be at the office of Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071, at the close of business on May 21, 2021, or at such other time, date or place as the parties may designate or as provided below (the “Closing Date”).

If on or prior to the Closing Date either party has, pursuant to the 1940 Act or any rule, regulation or order thereunder, suspended the redemption of its shares or postponed payment therefor, the Closing Date shall be postponed until the first business day after the date when both parties have ceased such suspension or postponement; provided, however, that if such suspension shall continue for a period of 60 days beyond the Closing Date, then the other party to this Agreement shall be permitted to terminate this Agreement without liability to either party for such termination.

5.       As soon as practicable on or after the Closing Date, the Acquired Fund shall distribute to those persons who were shareholders of the Acquired Fund on the Closing Date the relevant Shares the Acquiring Fund received by the Acquired Fund pursuant to this Agreement in liquidation of the Acquired Fund and cancellation of the outstanding shares of the Acquired Fund. For the purpose of the distribution by the Acquired Fund of the Shares of the Acquiring Fund to its shareholders, the Acquiring Fund shall promptly cause its transfer agent to credit an appropriate number of each class of Shares of the Acquiring Fund to each shareholder of the same class of shares of the Acquired Fund for each share that such shareholder held in the Acquired Fund, in accordance with a list (the “Shareholder List”) of its shareholders received from the Acquired Fund. No certificates for Shares of the Acquiring Fund will be issued in connection with the Reorganization.

The Shareholder List shall indicate, as of the Closing Date, the name and address of each shareholder of the Acquired Fund, the class of shares held by each such shareholder and such shareholder’s share balance. The Acquired Fund agrees to supply the Shareholder List to the Acquiring Fund on the Closing Date.

6.       As soon as practicable, and in any event within one year after the closing, the Acquired Fund shall (a) file the appropriate documents with the proper state authorities to evidence the closing of this Agreement; and (b) be terminated as a separate series of AFCTD.

7.       Subsequent to the date of approval by the Board of Trustees of AFCTD of the transactions contemplated by this Agreement and prior to the Closing Date, the Acquiring Fund and the Acquired Fund shall coordinate as to their respective portfolios so that, after the closing, the Acquiring Fund will be in compliance with all of its investment policies and restrictions. At the time of delivery of its portfolio securities for examination as provided in Section 8, the Acquired Fund shall provide to the Acquiring Fund a copy of a list setting forth the securities then owned by the Acquired Fund and the respective adjusted federal income tax basis thereof, including any additional information relevant to the characterization of such securities or distributions thereon in the hands of the Acquiring Fund.

8.       Portfolio securities or written evidence acceptable to the Acquiring Fund of record ownership thereof by The Depository Trust Company or through the Federal Reserve Book Entry System or any other depository approved by the Acquired Fund pursuant to Rule 17f-4 under the 1940 Act shall be presented by the Acquired Fund to the Acquiring Fund or, at its request, to the custodian of the Acquiring Fund, for examination no later than five business days preceding the Closing Date, and shall be delivered, or transferred by appropriate transfer or assignment documents, by the Acquired Fund on the Closing Date to the Acquiring Fund, duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer stamps, if any, or a check for the appropriate purchase price thereof. The cash delivered, if any, shall be in the form of certified or bank cashiers checks, by bank wire payable to the order of the Acquiring Fund, or such other method as agreed to by the Acquiring Fund and the Acquired Fund prior to the Closing Date. The number of Shares of each share class of the Acquiring Fund being delivered against the securities and cash of the Acquired Fund, registered in the name of the Acquired Fund, shall be delivered to the Acquired Fund on the Closing Date. Such Shares shall thereupon be assigned by the Acquired Fund to its shareholders so that the Shares of the Acquiring Fund may be distributed as provided in Section 5.

If, at the Closing Date, the Acquired Fund is unable to make delivery under this Section 8 to the Acquiring Fund of any of the portfolio securities or cash of the Acquired Fund for the reason that any of such securities purchased by the Acquired Fund, or the cash proceeds of a sale of portfolio securities, prior to the Closing Date have not yet been delivered to the Acquired Fund or the Acquired Fund’s custodian, then the delivery requirements of this Section 8 with respect to such undelivered securities or cash shall be waived and the Acquired Fund shall deliver to the Acquiring Fund by or on the Closing Date with respect to said undelivered securities or cash executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to the Acquiring Fund, together with such other documents, including a due bill or due bills and brokers’ confirmation slips as may reasonably be required by the Acquiring Fund.

9.       The Acquiring Fund shall assume all liabilities of the Acquired Fund, including those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Acquired Fund, prepared on behalf of the Acquired Fund, as of the Closing Date, in accordance with generally accepted accounting principles consistently applied from the prior audit period. The Acquiring Fund shall also assume all of the liabilities incurred by or on behalf of the Acquired Fund specifically arising from or relating to the operations and/or transactions of the Acquired Fund prior to and including the Closing Date which are not reflected on the Statement of Assets and Liabilities of the Acquired Fund described herein. Each party will pay all of the direct and indirect expenses and the out-of-pocket costs and expenses of the Reorganization that it incurs.

10.       The obligations of the Acquiring Fund hereunder shall be subject to the following conditions:

(a)       The Board of Trustees of AFCTD shall have approved the transactions contemplated herein and authorized the execution of this Agreement on behalf of the Acquired Fund, and the Acquired Fund shall have furnished to the Acquiring Fund copies of resolutions to that effect; such approval shall have been in accordance with the provisions of Rule 17a-8 under the 1940 Act.

(b)       The representations and warranties of the Acquired Fund contained herein shall be true and correct in all material respects at and as of the Closing Date.

(c)       On the Closing Date, the Acquired Fund shall have provided to the Acquiring Fund information regarding the amount of the capital loss carry-over and net unrealized appreciation or depreciation, if any, with respect to the Acquired Fund as of the Closing Date.

(d)       The Acquiring Fund shall have received an opinion, dated as of the Closing Date, from Morgan, Lewis & Bockius LLP, to the same effect as the opinion contemplated by Section 11.C of this Agreement.

11.       The obligations of the Acquired Fund hereunder shall be subject to the following conditions:

(a)       The Board of Trustees of AFCTD shall have approved the transactions contemplated by this Agreement and the Acquiring Fund shall have furnished to the Acquired Fund copies of resolutions to that effect; such approval shall have been in accordance with the provisions of Rule 17a-8 under the 1940 Act.

(b)       The representations and warranties of the Acquiring Fund contained herein shall be true and correct in all material respects at and as of the Closing Date.

(c)       The Acquired Fund shall have received an opinion from Morgan, Lewis & Bockius LLP substantially to the effect that, based on certain assumptions and subject to certain representations of the Acquired Fund and the Acquiring Fund, to be delivered on the Closing Date, for federal income tax purposes:

(i)       The Acquired Fund’s transfer of all of its assets to the Acquiring Fund solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, followed by the Acquired Fund’s distribution of Shares of the Acquiring Fund to the Acquired Fund’s shareholders in complete liquidation of the Acquired Fund will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii)       No gain or loss will be recognized by the shareholders of the Acquired Fund upon the exchange of their shares of the Acquired Fund solely for Shares of the Acquiring Fund pursuant to this Agreement;

(iii)       The Acquired Fund will not recognize gain or loss upon the transfer of all of its assets to the Acquiring Fund solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, or upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation, except for (A) any gain or loss that may be recognized with respect to contracts subject to Section 1256 of the Code, (B) any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code and (C) any other gain or loss that may be required to be recognized as a result of any closing of the Acquired Fund’s taxable year or upon the transfer of a portfolio security regardless of whether such transfer would otherwise be a nonrecognition transaction under the Code;

(iv)       The Acquiring Fund will not recognize gain or loss upon its receipt of all of the Acquired Fund’s assets solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund;

(v)       The aggregate basis of the Shares of the Acquiring Fund received by each shareholder of the Acquired Fund pursuant to this Agreement will be the same as the aggregate basis of such shareholders’ shares of the Acquired Fund surrendered in exchange therefor;

(vi)       Each Acquired Fund shareholder’s holding period for the Shares of the Acquiring Fund received pursuant to this Agreement will include the period for which such shareholder held the Acquired Fund shares surrendered in exchange therefor, provided that such Acquired Fund shares were held by the shareholder as capital assets on the date of the exchange;

(vii)       The basis in the hands of the Acquiring Fund of the assets transferred to the Acquiring Fund pursuant to this Agreement will be the same as the basis of such assets in the hands of the Acquired Fund immediately prior to the transfer, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund upon the transfer; and

(viii)       The holding period in the hands of the Acquiring Fund of the assets transferred to the Acquiring Fund pursuant to this Agreement, other than any asset with respect to which gain or loss is required to be recognized, will include the periods during which those respective assets were held by the Acquired Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an asset).

12.       The Acquired Fund hereby represents and warrants to the Acquiring Fund that:

(a)       The Board of Trustees of AFCTD has authorized the execution of this Agreement and the transactions contemplated hereby, and has furnished to the Acquiring Fund copies of resolutions to that effect.

(b)       The most recent semi-annual or annual financial statements of the Acquired Fund, heretofore furnished to the Acquiring Fund, present fairly the financial position, results of operations, changes in net assets, and total liabilities of the Acquired Fund as of that date, in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with the preceding year; and from the date of the most recent semi-annual or annual financial statements, as the case may be,, through the date hereof there have not been, and through the Closing Date there will not be, any material adverse change in the business or financial condition of the Acquired Fund, it being agreed that a decrease in the size of the Acquired Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change.

(c)       The currently effective prospectus of the Acquired Fund contained in the AFCTD registration statement under the 1940 Act and the Securities Act of 1933, as amended (“1933 Act”), is true, correct and complete, conforms to the requirements of the 1940 Act and the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)       There is no material contingent liability of the Acquired Fund and no material legal, administrative, or other proceeding or investigation pending or, to the knowledge of the Acquired Fund, threatened against the Acquired Fund, that is not reflected in such prospectus.

(e)       Except as set forth in this Agreement there are no material contracts outstanding to which the Acquired Fund is a party other than those ordinary in the conduct of its business.

(f)       The Acquired Fund is a series of AFCTD, which is a validly existing Delaware statutory trust.

(g)       All federal and other tax returns and reports of the Acquired Fund required by law to have been filed have been timely filed, and all federal and other taxes shown as due on such returns and reports have been timely paid and to the best of the knowledge of the Acquired Fund no such return is currently under audit and no assessment has been proposed or asserted with respect to such returns.

(h)       The Acquired Fund is a separate series of AFCTD that is treated as a corporation separate from any and all other series of AFCTD under Section 851(g) of the Code. The Acquired Fund has no earnings or profits accumulated with respect to any taxable year during which the provisions of Subchapter M of the Code did not apply to the Acquired Fund. For each taxable year of its operation (including the taxable year ending on the Closing Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification and treatment as a “regulated investment company,” has had in effect an election to be treated as such, and has been (or will be) eligible to compute and has computed (or will compute) its federal income tax under Section 852 of the Code. For each taxable year of its operation (including the taxable year ending on the Closing Date), the Acquired Fund has distributed (or will distribute) substantially all of (a) its investment company taxable income (as defined in the Code) (computed without regard to any deduction for dividends paid), (b) the excess of its interest income excludable from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under Section 265 and Section 171(a)(2) of the Code, and (c) any net capital gain (as defined in the Code) (after reduction for any allowable capital loss carryover) that has accrued or been recognized through the Closing Date such that for all tax periods ending on or before the Closing Date the Acquired Fund will not have any unpaid tax liability under Section 852 of the Code. For each calendar year of its operation prior to the calendar year that includes the Closing Date, the Acquired Fund has made (or will make) such distributions as are necessary so that for all calendar years ending on or before the Closing Date the Acquired Fund will not have any unpaid tax liability under Section 4982 of the Code.

(i)       The Acquired Fund will transfer to the Acquiring Fund assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the gross assets held by the Acquired Fund immediately prior to the transaction contemplated by this Agreement. In calculating these percentages, amounts used by the Acquired Fund to pay its reorganization expenses and all redemptions and distributions (other than redemptions and distributions required pursuant to Section 22(e) of the 1940 Act or to enable the Acquired Fund to qualify as a regulated investment company) made by the Acquired Fund immediately prior to the transfer will be considered as assets held by the Acquired Fund immediately prior to the transfer.

(j)       The Acquired Fund will distribute the Shares of the Acquiring Fund it receives pursuant to this Agreement (which will then constitute its only assets), in pursuance of the plan of reorganization represented by this Agreement.

(k)       The Acquired Fund’s liabilities assumed by the Acquiring Fund and the liabilities, if any, to which the transferred assets of the Acquired Fund are subject were incurred in the ordinary course of business of the Acquired Fund and are associated with the assets transferred.

(l)       The Acquired Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code, although it may have claims against certain debtors in such a Title 11 or similar case.

(m)       As soon as practicable, but in no event later than 12 months following the date that all of the assets are transferred to the Acquiring Fund, the Acquired Fund will be terminated as a series of AFCTD.

(n)       The fair market value of the assets of the Acquired Fund transferred to the Acquiring Fund will equal or exceed the sum of the liabilities assumed by the Acquiring Fund plus the amount of liabilities, if any, to which the transferred assets are subject.

(o)       The Acquired Fund will not be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the Treasury Regulations thereunder.

13.       The Acquiring Fund hereby represents and warrants to the Acquired Fund that:

(a)       The Board of Trustees of AFCTD has authorized the execution of this Agreement and the transactions contemplated hereby, and has furnished to the Acquired Fund copies of resolutions to that effect.

(b)       The most recent semi-annual or annual financial statements of the Acquiring Fund heretofore furnished to the Acquired Fund present fairly the financial position, results of operations, and changes in net assets of the Acquiring Fund as of the date thereof, in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis; and from the date thereof through the date hereof there have not been, and through the Closing Date there will not be, any material adverse changes in the business or financial condition of the Acquiring Fund, it being understood that a decrease in the size of the Acquiring Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change.

(c)       The currently effective prospectus of the Acquiring Fund contained in the registration statement of AFCTD under the 1940 Act and the 1933 Act, is true, correct and complete, conforms to the requirements of the 1940 Act and the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)       There is no material contingent liability of the Acquiring Fund and no material, legal, administrative, or other proceeding or investigation pending or, to the knowledge of the Acquiring Fund, threatened against the Acquiring Fund, not reflected in such prospectus.

(e)       Except as set forth in this Agreement there are no material contracts outstanding to which the Acquiring Fund is a party other than those ordinary in the conduct of its business and there are no outstanding options or rights to acquire its Shares.

(f)       The Acquiring Fund is a series of AFCTD, which is a validly existing Delaware statutory trust and has all necessary and material federal, state and local authorizations to own all its properties and assets and to carry on its business as now being conducted; the Shares of beneficial interest of the Acquiring Fund which the Acquiring Fund issues to the Acquired Fund pursuant to this Agreement will be duly authorized, validly issued, fully-paid and non-assessable; the Shares will conform to the description thereof contained in the Acquiring Fund’s registration statement, and will be duly registered under the 1933 Act and the states where registration is required; and AFCTD is duly registered under the 1940 Act and such registration has not been revoked or rescinded and is in full force and effect.

(g)       The Shares of the Acquiring Fund constitute voting stock for purposes of Sections 368(a)(1)(C) and 368(c) of the Code.

(h)       The Acquiring Fund is a separate series of AFCTD that is treated as a corporation separate from any and all other series of AFCTD under Section 851(g) of the Code. The Acquiring Fund has no earnings or profits accumulated with respect to any taxable year during which the provisions of Subchapter M of the Code did not apply to the Acquiring Fund. For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification and treatment as a “regulated investment company,” has had in effect an election to be treated as such, and has been (or will be) eligible to compute and has computed (or will compute) its federal income tax under Section 852 of the Code. For each taxable year of its operation ending prior to the Closing Date, the Acquiring Fund has distributed (or will distribute pursuant to the provisions of Section 855 of the Code) substantially all of (a) its investment company taxable income (as defined in the Code) (computed without regard to any deduction for dividends paid), (b) the excess of its interest income excludable from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under Section 265 and Section 171(a)(2) of the Code, and (c) any net capital gain (as defined in the Code) (after reduction for any capital loss carryover) such that for all tax periods ending prior to the Closing Date the Acquiring Fund will not have any unpaid tax liability under Section 852 of the Code. For each calendar year of its operation ending prior to the Closing Date, the Acquiring Fund will have made such distributions as are necessary so that for all calendar years ending prior to the Closing Date the Acquiring Fund will not have any unpaid tax liability under Section 4982 of the Code.

(i)       The Acquiring Fund has no plan or intention (i) to sell or dispose of any of the assets transferred by the Acquired Fund, except for dispositions made in the ordinary course of business or dispositions necessary to maintain its status as a regulated investment company or (ii) to acquire or redeem any of the Shares of the Acquiring Fund issued in the transactions contemplated by this Agreement either directly or through any transaction, agreement or arrangement with any other person, other than redemptions that the Acquiring Fund, in the ordinary course of its business as a series of an open-end investment company, makes when its shares are presented to it for redemption pursuant to Section 22(e) of the 1940 Act.

14.       Each party hereby represents to the other that:

(a)       No broker or finder has been employed by such party with respect to this Agreement or the transactions contemplated hereby.

(b)        This Agreement is valid, binding and enforceable against such party in accordance with the terms and the execution, delivery and performance of this Agreement will not result in any violation of, or be in conflict with, any provision of any declaration of trust, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party.

(c)       The fair market value of the Shares of the Acquiring Fund received by each shareholder of the Acquired Fund will be approximately equal to the fair market value of the shares of the Acquired Fund surrendered in exchange therefor.

(d)       There is no inter-corporate indebtedness existing between such party and the Acquiring Fund that was issued, acquired, or will be settled at a discount.

15.       The obligations of each party under this Agreement shall be subject to the right of such party to abandon and terminate this Agreement without liability if the other party breaches any material provision of this Agreement or if any material legal, administrative or other proceeding shall be instituted or threatened between the date of this Agreement and the Closing Date (i) seeking to restrain or otherwise prohibit the transactions contemplated hereby and/or (ii) asserting a material liability of either party not disclosed on the date hereof, which proceeding has not been terminated or the threat thereof has not been removed prior to the Closing Date.

16.       All prior or contemporaneous agreements and representations (written or oral) between the parties with respect to the transactions contemplated by this Agreement are merged into this Agreement, which constitutes the entire contract between the parties hereto and may not be changed or terminated orally.

17.       This Agreement may be amended, modified or supplemented in writing at any time by mutual consent of the parties hereto, notwithstanding approval hereof by the shareholders of the Acquired Fund, provided that no such amendment shall have a material adverse effect on the interests of the shareholders of the Acquired Fund after their approval hereof without their further approval.

18.       At any time prior to the Closing Date, a party may waive compliance with any of the provisions made for its benefit contained herein by executing a written acknowledgement of such waiver.

19.       Except as specified in the next sentence of this Section 19, the representations, warranties and covenants of the Acquiring Fund and the Acquired Fund contained in this Agreement or in any document delivered pursuant hereto or in connection herewith with respect to the Reorganization shall not survive the closing of the Reorganization. The covenants of the Acquiring Fund and the Acquired Fund to be performed after the Closing Date with respect to the Reorganization Fund shall survive the closing of the Reorganization.

20.       The parties acknowledge and agree that this Agreement has been made and executed on behalf of the Acquired Fund and the Acquiring Fund and is not executed or made by the officers or Trustees of AFCTD individually, but only as officers and Trustees under its charter documents and that the obligations of the Acquired Fund and the Acquiring Fund hereunder are not binding upon any of the Trustees, officers or shareholders of AFCTD individually, but bind only the estate of the Acquiring Fund or the Acquired Fund, as appropriate.

22.       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

23.       Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be delivered by personal delivery, commercial delivery service, electronic mail or registered or certified mail, return receipt requested and addressed as follows:

To the Acquired Fund or the Acquiring Fund:	333 South Hope Street, 31st Floor
Los Angeles, California 90071
Attn: Steven I. Koszalka Secretary – American Funds College Target Date Series
Email: siik@capgroup.com

24.             This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement. The rights and obligations of each party pursuant to this Agreement shall, however, not be assignable.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its officers thereunto duly authorized on the date first set forth above.

AMERICAN FUNDS COLLEGE TARGET DATE SERIES on behalf of its AMERICAN FUNDS COLLEGE 2021 FUND series

By: /s/ Walter R. Burkley
Name: Walter R. Burkley
Title: Principal Executive Officer

AMERICAN FUNDS COLLEGE TARGET DATE SERIES on behalf of its AMERICAN FUNDS COLLEGE ENROLLMENT FUND series

By: /s/ Walter R. Burkley
Name: Walter R. Burkley
Title: Principal Executive Officer